UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 23, 2009

Federal Home Loan Bank of Pittsburgh
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51395	25-6001324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Grant Street, Pittsburgh, Pennsylvania		15219
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	412-288-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on April 23, 2009, the Board of Directors ("Board") of the Federal Home Loan Bank of Pittsburgh ("Bank") took action to: 1) suspend the Bank’s Variable Incentive Plan ("VIP") for 2009; 2) adopt a Temporary Incentive Plan for 2009 ("Temporary Plan"); and 3) approve 2009 performance goals under the Temporary Plan. These compensation actions affect the Bank’s executive officers including its Named Executive Officers ("NEOs"). The Bank’s NEOs, as identified in its 2008 Annual Report on Form 10-K filed on March 27, 2009 ("Form 10-K"), are participants in these plans. Descriptions of existing plans and Bank compensation practices in regard to the NEOs, prior to the latest actions, can be found in "Item 11—Executive Compensation" of the Bank’s Form 10-K.

The incentive award opportunity levels under the Temporary Plan are a reduction from the award levels that would have been applicable under the prior VIP with the base incentive levels (expressed as a percentage of base salary) as follows: 1) CEO up to 20% and 2) other NEOs up to 18%.

To receive such Temporary Plan incentive award payments, Bank management would have to attain by December 31, 2009 the following five (5) 2009 operational goals established by the Board: 1) enhance loan-level analysis of the Bank’s Private Label MBS: 2) simplify the Bank’s business model; 3) evaluate and renovate the Bank’s capital framework; 4) identify and implement critical aspects of improving the Bank’s risk management practices and metrics; and 5) complete activities related to Federal Housing Finance Agency initiatives.

Following the calendar year in which both of the following occur: 1) the Bank makes dividend payments in two consecutive quarters and 2) the Bank repurchases excess capital stock in two consecutive quarters, the NEOs would be eligible for an additional award (referred to as the "Financial Performance Goal"). Unless otherwise modified or terminated by the Board, the period during which this Financial Performance Goal is in effect shall run from January 1, 2009 through December 31, 2011.

The additional award opportunity is cumulative each year during the period in which the Temporary Plan and the Financial Performance Goal remain in effect. The additional award opportunities (expressed as a percentage of base salary) are as follows: 1) CEO, up to 35% annually and 2) other NEOs up to 22% annually.

To be eligible to receive any such additional incentive award, the CEO and other NEOs must meet the Temporary Plan terms regarding status as an employee at the time the Board declares any such awards (and the Bank pays such awards) and otherwise meet all other terms and conditions established in the Temporary Plan. As with the Bank’s VIP, the Temporary Plan may be suspended, modified or terminated, in whole or in part by the Board at any time in its discretion. The Board’s actions in establishing the Temporary Plan and adopting the Plan performance goals are subject to a 4-week regulatory review period by the Federal Housing Finance Agency. These actions would then become effective following the expiration of the regulatory review period and final ratification or approval (as applicable) by the Bank's Board.

The information being furnished pursuant to this Item 5.02 on this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Pittsburgh

April 29, 2009	By:	Kristina K. Williams

Name: Kristina K. Williams
Title: Chief Financial Officer